EXHIBIT 12.1

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth UBS AG's ratio of earnings to fixed charges, for the periods indicated.

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FOR THE PERIOD ENDED                           6.30.02      12.31.01      12.31.00       12.31.99      12.31.98       12.31.97
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                                              For the
                                              quarter
                                                ended
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
IAS (1)
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Pre-tax earnings from continuing
operations (2) .........................         1,687         6,353        10,109         7,709          3,560          (851)
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Add: Fixed Charges .....................         8,500        45,089        44,251        30,246         32,958        17,273
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                                               -------      --------      --------      --------       --------      --------
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PRE-TAX EARNINGS BEFORE FIXED
CHARGES.................................        10,187        51,442        54,360        37,955         36,518        16,422
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Fixed charges:
-------------------------------------------------------------------------------------------------------------------------------
    Interest ...........................         8,284        44,236        43,615        29,695         32,424        16,733
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    Other (3) ..........................           216           853           636           551            534           540
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                                              --------      --------      --------      --------       --------      --------
-------------------------------------------------------------------------------------------------------------------------------
    TOTAL FIXED CHARGES ................         8,500        45,089        44,251        30,246         32,958        17,273
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RATIO OF EARNINGS TO FIXED
CHARGES (4).............................          1.20          1.14          1.23          1.25           1.11          0.95
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U.S. GAAP (1)
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Pre-tax earnings from continuing
operations (2) .........................                       4,598         6,617         4,216         (5,319)
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Add: Fixed charges .....................                      45,032        44,220        30,211         26,307
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                                              --------      --------      --------      --------       --------
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PRE-TAX EARNINGS BEFORE FIXED
CHARGES.................................                      49,630        50,837        34,427         20,988
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Fixed charges:
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    Interest ...........................                      44,178        43,584        29,660         25,773
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    Other (3) ..........................                        854            538           551            534
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                                              --------      --------      --------      --------       --------
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TOTAL FIXED CHARGES ....................                      45,032        44,220        30,211         26,307
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                                              --------      --------      --------      --------       --------
-------------------------------------------------------------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED
CHARGES (5).............................                        1.10          1.15          1.14           0.80
-------------------------------------------------------------------------------------------------------------------------------

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(1)   The ratio is provided using both IAS and U.S. GAAP values, as the ratio is materially different between the two accounting standards. No U.S. GAAP information is provided for the year ended December 31, 1997 and the quarter ended June 30, 2002 as a GAAP reconciliation was not required for those periods.

(2) Pre-tax earnings from continuing operations includes the elimination of subsidiary, associate and minority interest income and the addition of dividends received from associates.

(3)   Other fixed charges is the interest component of rental expense.

(4) The deficiency in the coverage of fixed charges by earnings before fixed charges at December 31, 1997 was CHF 851 million.

(5) The deficiency in the coverage of fixed charges by earnings before fixed charges at December 31, 1998 was CHF 5,319 million.